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Exhibit 99-2:  Quarterly Business Segment Information for the Fiscal Year
               Ended June 30, 2005


                                        THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                  Fiscal Year 2006 - Quarterly Business Segment Information
                                                   (Amounts in Millions)

                                                              ------------------------------------------------------      ----------
                                                                                                                            Fiscal
                                                                          Three Months Ended                              Year Ended
                                                              ------------------------------------------------------      ----------
                                                                09/30/2004    12/31/2004    03/31/2005    06/30/2005
         BEAUTY
                                                    Net Sales   $    4,708    $    5,081    $    4,935    $    4,997      $19,721
                                 Earnings Before Income Taxes          987         1,142           972           876       3,977
                                                 Net Earnings          674           794           668           616        2,752

         HEALTH CARE
                                                    Net Sales        1,442         1,608         1,566         1,462        6,078
                                 Earnings Before Income Taxes          322           400           295           193        1,210
                                                 Net Earnings          222           268           203           118          811

TOTAL BEAUTY AND HEALTH CARE
                                                    Net Sales        6,150         6,689         6,501          6,459      25,799
                                 Earnings Before Income Taxes        1,309         1,542         1,267          1,069       5,187
                                                 Net Earnings          896         1,062           871            734       3,563

         FABRIC CARE AND HOME CARE
                                                    Net Sales        3,939         3,915         3,956          3,986      15,796
                                 Earnings Before Income Taxes          903           843           754            686       3,186
                                                 Net Earnings          604           571           502            452       2,129

         PET HEALTH, SNACKS AND COFFEE
                                                    Net Sales        1,013         1,150         1,064          1,087       4,314
                                 Earnings Before Income Taxes          132           212           177            193         714
                                                 Net Earnings           82           133           106            123         444

         BABY CARE AND FAMILY CARE
                                                    Net Sales        2,797         2,919         2,989          2,947      11,652
                                 Earnings Before Income Taxes          497           556           502            369       1,924
                                                 Net Earnings          309           347           320            221       1,197

TOTAL HOUSEHOLD CARE
                                                    Net Sales        7,749         7,984         8,009          8,020      31,762
                                 Earnings Before Income Taxes        1,532         1,611         1,433          1,248       5,824
                                                 Net Earnings          995         1,051           928            796       3,770

CORPORATE
                                                    Net Sales         (155)         (221)         (223)          (221)       (820)
                                 Earnings Before Income Taxes          (51)         (316)         (320)          (343)     (1,030)
                                                 Net Earnings           51          (138)         (185)          (138)       (410)

TOTAL COMPANY
                                                    Net Sales       13,744        14,452        14,287         14,258       56,741
                                 Earnings Before Income Taxes        2,790         2,837         2,380          1,974        9,981
                                                 Net Earnings        1,942         1,975         1,614          1,392        6,923



* Gillette GBU data not shown in this exhibit because the acquisition of The Gillette Company was during fiscal year 2006 (October 1, 2005).
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